                                                                    EXHIBIT 4.04


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             ELECTRONIC ARTS INC.


     Electronic Arts Inc., a Delaware corporation, hereby certifies that:

     1. The name of the corporation is Electronic Arts Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was May 8, 1991.

     2. This Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit "A", which is incorporated herein by this
                               -----------
reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation's Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.


Dated: _________________________        ELECTRONIC ARTS INC.

                                        By:_______________________

                                        Name:_____________________

                                        Title: ___________________

                                  EXHIBIT "A"

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             ELECTRONIC ARTS INC.

                                  ARTICLE I

     The name of the corporation is Electronic Arts Inc. (the "Company").

                                  ARTICLE II

     The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Company Trust Company.

                                  ARTICLE III

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     The total number of shares of stock of all classes which the Company is authorized to issue is 510,000,000 shares, consisting of 400,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), 100,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Effective upon the filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock outstanding immediately prior thereto shall thereupon automatically be re-classified as one share of Class A Common Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equivalent number of shares of Class A Common Stock despite the absence of any indication thereon to that effect).

     The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding).

                                  ARTICLE V

     The rights, preferences, privileges and restrictions granted to and imposed on the Class A Common Stock and the Class B Common Stock are as follows:

     1.   Definitions.  For purposes of this Article V, the following
          -----------
definitions apply:

          1.1 "All or Substantially All of the Assets" of either Group means a portion of such assets that represents at least 80% of the then-current Fair Value of the assets of such Group.

          1.2 "Available Dividend Amount" shall mean for EA or EA.com, as the case may be, on any day on which dividends are paid on shares of Class A Common Stock or Class B Common Stock, respectively, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of EA's or EA.com's common stock under Delaware law if (a) EA and EA.com were each a single, separate Delaware corporation, (b) EA had outstanding (i) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of Class A Common Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that are then outstanding, (c) EA.com had outstanding (i) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of Class B Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com and (ii) no shares of preferred stock, and (d) EA owned a number of shares of such common stock of EA.com equal to the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com.

          1.3  "Board" shall mean the Board of Directors of the Company.

          1.4 "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company. For purposes of this Article V the Class A Common Stock is deemed to relate to EA.

          1.5 "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company. For purposes of this Article V the Class B Common Stock is deemed to relate to EA.com.

          1.6 "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock of the Company.

          1.7  "Company" shall mean this corporation.

          1.8 "Disposition" shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

          1.9 "EA" shall mean (a) all of the businesses, assets and liabilities of the Company and its subsidiaries, other than the businesses, assets and liabilities of EA.com, and (b) a proportionate interest in EA.com (after giving effect to any options, other securities or debt issued or incurred by the Company and attributed to EA.com) equal to the Retained Interest Fraction; provided, however, that: (i) the Company may transfer assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board from time to time, and (ii) if the Company transfers cash, other assets or securities to holders of shares of Class B Common Stock as a dividend or other distribution on shares of the Class B Common Stock (other than a dividend or distribution payable in shares of Class B Common Stock), or as payment in a redemption required by Section 3 of this Article V, then the Board shall transfer from EA.com to EA cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred to holders of the Class B Common Stock times the Retained Interest Proportion with respect to EA.com as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

          1.10 "EA.com" means all of the businesses, assets and liabilities of EA.com Inc., a Delaware corporation ("EA.com") and its subsidiaries, including
(a) any businesses, assets or liabilities of the Company or any of its subsidiaries that the Company has, as of the Effective Date, transferred to EA.com, (b) any businesses, assets or liabilities acquired or incurred by the Company or any of its subsidiaries after the Effective Date that the Company transfers to EA.com or that the Company otherwise transfers to EA.com in accordance with policies established from time to time by the Board and (c) the rights and obligations of EA.com under any inter-Group debt deemed to be owed to or by EA.com (as such rights and obligations are defined in accordance with policies established from time to time by the Board); provided, however, that the Company may transfer assets from one Group to the other Group as provided in clauses (i) and (ii) in
Section 1.9 above.

          1.11 "Effective Date" shall mean the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

          1.12 "Exempt Disposition" shall mean any of the following: (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Company and the distribution of assets to stockholders, (b) a Disposition to any person or entity controlled by the Company (as determined by the Board in its sole discretion), (c) a dividend, out of EA.com's assets, to holders of Class B Common Stock (and a transfer of a corresponding amount of EA.com's assets to EA as required pursuant to clause (ii) of the proviso to the definition of EA above), (d) a dividend, out of EA's assets, to holders of Class A Common Stock and (e) any other Disposition, if (i) at the time of the Disposition there are no shares of Class A Common Stock outstanding, (ii) at the time of the Disposition there are no shares of Class B Common Stock outstanding, or (iii) before the 30th Trading Day following the Disposition the Company has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of Class B Common Stock for newly issued shares of Class A Common Stock as contemplated under Section 3.2 of this Article V.

          1.13 "Fair Value" shall mean (a) in the case of cash, the amount thereof, (b) in the case of capital stock that is Publicly Traded, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as determined in good faith by the Board in consultation with outside valuation or appraisal experts selected by the Board in good faith (which determination shall be conclusive and binding on all stockholders).

          1.14 "Group" shall mean EA or EA.com.

          1.15 "Market Value" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market ("Nasdaq NM") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NM on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Company or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the Fair Value of a share of such class or series; provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause
(b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or
(ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or convertible securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Company repurchases outstanding shares of Class B Common Stock (other than by virtue of a pro rata distribution on all outstanding shares of Class B Common Stock) and the Board attributes that repurchase (and the consideration therefor) to EA.com and (b) the Company determines to transfer to EA cash or other assets of EA.com in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share of Class B Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com will equal the Fair Value of the consideration paid per share of Class B Common Stock so repurchased; and provided further, if the Company redeems a portion of the outstanding shares of Class B Common Stock (and the Company transfers to EA cash or other assets of EA.com in the manner required by clause (ii) of the proviso to the definition of EA above), the "Market Value" of a share Class B Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com will equal the Fair Value of the consideration paid per share of Class B Common Stock so redeemed.

          1.16 "Net Proceeds" of a Disposition of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board at the time of the Disposition, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Company or any subsidiary in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Company in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
(d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board.

          1.17 "Number of Shares Issuable with Respect to EA's Retained Interest" shall mean, with respect to EA.com, initially the number the Board designates (prior to the time the Company first issues shares of the Class B Common Stock) as the number of shares of Class B Common Stock that could be issued by the Company for the account of EA in respect of its retained interest in EA.com, as authorized by Article IV; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by
Section 6 of this Article V.

          1.18 "Outstanding Interest Fraction" shall mean, (i) with respect to EA, at any time of determination, 1 and (ii) with respect to EA.com, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Class B Common Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of Class B Common Stock outstanding on such date and the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com.

          1.19 "Publicly Traded" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NM (or any successor market system).

          1.20 "Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Class B Common Stock.

          1.21 "Retained Interest Proportion" shall mean with respect to EA.com, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com and the denominator of which shall be the number of shares of the Class B Common Stock outstanding on such date.


          1.22 "Retained Interest Fraction" shall mean with respect to EA.com, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com and the denominator of which shall be the sum of the number of shares of the Class B Common Stock outstanding on such date and the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com.

          1.23 "Trading Day" shall mean each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NM or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NM, traded in the principal over-the-counter market in which it trades.

     2.   Dividend Rights.
          ---------------

          2.1  Dividends Payable at Discretion of Board. Subject to any
               ----------------------------------------
preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Company and any qualifications or restrictions on any class of Common Stock created thereby, dividends may be declared and paid upon any class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this Section 2, as the Board may determine.

          2.2  Limitations.  Dividends on any class of Common Stock may be
               -----------
declared and paid only out of the lesser of (i) the funds of the Company legally available therefor and (ii) in the case of the Class A Common Stock, the Available Dividend Amount for EA, and, in the case of Class B Common Stock, the Available Dividend Amount for EA.com.

          2.3  Discrimination in Dividends Between Classes of Common Stock. The
               -----------------------------------------------------------
Board, subject to the provisions of Section 2.1, may at any time declare and pay dividends exclusively on a single class of Common Stock, or on both classes of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to EA or EA.com, the amount of dividends previously declared on any class, the respective voting or liquidation rights of any class or any other factor.

          2.4  Share Distributions.  Except as permitted by Section 3, the Board
               -------------------
may declare and pay dividends or distributions of shares of any class of Common Stock (or securities convertible into or exchangeable or exercisable for shares of any class of Common Stock) on shares of a class of Common Stock or on shares of a class or series of preferred stock of the Company only as follows: (i) dividends or distributions of shares of a class of Common Stock (or securities convertible into or exchangeable or exercisable for shares of a class of Common Stock) on shares of the same class of Common Stock or on shares of preferred stock convertible into the same class of Common Stock; and
(ii) dividends or distributions of shares of Class B Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class B Common Stock) on shares of Class A Common Stock or on shares of preferred stock convertible into Class A Common Stock, but only if the sum of (1) the number of shares of Class B Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any securities to be so issued) and (2) the number of shares of Class B Common Stock which are issuable upon conversion, exchange or exercise of any securities then outstanding that are held by EA is less than or equal to the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com at such time, and provided that in such event the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com shall be decreased by the number of shares of Class B Common Stock so issued. For purposes of this Section 2.4, any outstanding securities that are convertible into or exchangeable or exercisable for any other securities which are themselves convertible into or exchangeable or exercisable for Class B Common Stock (or other securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such securities.

     3.   Mandatory Dividend, Redemption or Exchange on Disposition of All or
          -------------------------------------------------------------------
Substantially All of the Assets; Exchange of Class B Common Stock for Class A
-----------------------------------------------------------------------------
Common Stock or for Stock of a Subsidiary at the Company's Option; Optional
---------------------------------------------------------------------------
Redemption of Class B Common Stock.
----------------------------------

          3.1  Mandatory Dividend, Redemption or Exchange.
               ------------------------------------------

               3.1.1 In the event of a Disposition of All or Substantially All of the Assets of EA.com (other than an Exempt Disposition), the Company shall, on or prior to the 85th Trading Day after the consummation of such Disposition, either: (x) declare and pay a dividend to holders of the Class B Common Stock (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under
Section 2 of this Article V, in an amount having a Fair Value equal to the product of the Outstanding Interest Fraction with respect to such EA.com and the Fair Value of the Net Proceeds of such Disposition; (y) redeem from holders of the Class B Common Stock, for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to EA.com and the Fair Value of the Net Proceeds of such Disposition, all of the outstanding shares of the Class B Common Stock (or, if EA.com continues after such Disposition to own any material assets other than the proceeds of such Disposition, a number of shares of Class B Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the date on which the Disposition is consummated, equal to such Fair Value); or
(z) issue, in exchange for all of the outstanding shares of the Class B Common Stock, a number of shares of the Class A Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 115% of the aggregate value of all of the outstanding shares of the Class B Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the date on which the Disposition is consummated).

               3.1.2 At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Company may issue, in exchange for all of the remaining outstanding shares of the Class B Common Stock, a number of shares of the Class A Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 115% of the aggregate value of all of the outstanding shares of the Class B Common Stock (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Company mails the notice of exchange to holders of the relevant series).

               3.1.3 For purposes of this Section 3, if a Disposition is consummated in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

          3.2  Exchange of Stock of a Subsidiary for Class B Common Stock at
               -------------------------------------------------------------
Company's Option.  At any time after a Qualified Public Offering at which all of
----------------
the assets and liabilities of EA.com (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "EA.com Subsidiaries"), the Board may, provided that there are funds of the Company legally available therefor, declare that all of the outstanding shares of the Class B Common Stock shall be exchanged, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such EA.com Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to EA.com (determined as of the exchange date) and the number of shares of common stock of each such EA.com Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such EA.com Subsidiaries (i) may be delivered directly or indirectly through the delivery of shares of one or more of such EA.com Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence, and (ii) shall be listed for trading on a national securities exchange or the Nasdaq NM if the Class B Common Stock exchanged therefor is (at such time) so listed. If the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com is greater than zero (so that less than all of the shares of common stock of the EA.com Subsidiaries are being delivered to the holders of Class B Common Stock), the Company may retain the remaining shares of common stock of the EA.com Subsidiaries or distribute those shares as a dividend on Class A Common Stock.

          3.3  Exchange of Class A Common Stock for Class B Common Stock at
               ------------------------------------------------------------
Company's Option.  The Company may, at any time after the first anniversary of a
----------------
Qualified Public Offering, issue, in exchange for all of the outstanding shares of Class B Common Stock, a number of shares of Class A Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 115% of the aggregate value of all of the outstanding shares of Class B Common Stock (where in each case value is based on the average Market Value of a share of the relevant class of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Company mails the notice of exchange to holders of the Class B Common Stock).

          3.4  General Dividend, Exchange and Redemption Provisions.
               ----------------------------------------------------

               3.4.1 If the Company completes a Disposition of All or Substantially All of the Assets of EA.com (other than an Exempt Disposition), the Company shall, not more than 10 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the Class B Common Stock then outstanding, (y) the number of shares of Class B Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof and
(z) the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com. The Company shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in
Section 3.1.1 of this Article V it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Company shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant class of Common Stock at their addresses as they appear on the transfer books of the Company, specifying:

               (1)   if the Company has determined to pay a special dividend,
(A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 85 Trading Days after such consummation) and (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

               (2)   if the Company has determined to undertake a redemption,
(A) the date of redemption (which cannot be more than 85 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the Class B Common Stock are to be redeemed, the number of shares to be redeemed and (D) the place or places where certificates for shares of Class B Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Company in such redemption; and

               (3) if the Company has determined to undertake an exchange, (A) the date of exchange (which cannot be more than 85 Trading Days after such consummation), (B) the number of shares of Class A Common Stock to be issued in exchange for each outstanding share of Class B Common Stock and (C) the place or places where certificates for shares of Class B Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), should be surrendered in return for delivery of the Class A Common Stock to be issued by the Company in such exchange.

               3.4.2 If the Company is redeeming less than all of the outstanding shares of the Class B Common Stock pursuant to Section 3.1.1 of this
Article V, the Company shall redeem such shares pro rata or by lot or by such other method as the Board determines to be equitable.

               3.4.3 If the Company has determined to complete any exchange described in Section 3.2 or 3.3 of this Article V, the Company shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant class of Common Stock at their addresses as they appear on the transfer books of the Company, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Company in such exchange.

               3.4.4 Neither the failure to mail any notice required by this
Section 3.4 to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

               3.4.5 No holder of shares of a class of Common Stock being exchanged or reeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Company shall specify (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares, the Company shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the

Company shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

               3.4.6 The Company shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Company may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Company shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

               3.4.7 From and after the date of closing any exchange or redemption contemplated by this Section 3, all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other class of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above. Upon such surrender, the Company shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other class of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Company shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other class of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

               3.4.8 The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section 3; provided, however, that the Company shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Company the amount of any such tax, or establishes to the satisfaction of the Company that such tax has been paid.

               3.4.9 The Company may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section 3 as the Board may determine to be appropriate under the circumstances.

     4.   Voting Rights.
          -------------

          4.1  General.  Subject to section 4.2, at every meeting of
               -------
stockholders, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock held and (b) holders of Class B Common Stock shall be entitled (i) at any time prior to a Qualified Public Offering, to a number of votes per share of Class B Common Stock held (calculated to the nearest five decimal places) equal to the Market Value of a share of Class B Common Stock on the date the Company first issues shares of Class B Common Stock divided by the average Market Value of a share of Class A Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day before such date, and (ii) at any time after a Qualified Public Offering, to a number of votes per share of Class B Common Stock held (calculated to the nearest five decimal places) equal to the initial public offering price of Class B Common Stock in the Qualified Public Offering divided by the average Market Value of a share of Class A Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day before the date of such Qualified Public Offering.

          4.2  Class B Protective Provisions.  So long as any shares of Class B
               -----------------------------
Common Stock remain outstanding, the Company shall not, without the approval of a majority of the Class B Common Stock then outstanding, voting separately as a class: (i) amend its Certificate of Incorporation in any manner that would alter or change the rights, preferences, privileges or restrictions of the Class B Common Stock so as to materially adversely affect the Class B Common Stock, or
(ii) increase or decrease (other than by redemption, conversion or exchange) the total number of authorized shares of Class B Common Stock.

     5.   Liquidation Rights. In the event of any voluntary or involuntary
          ------------------
liquidation, dissolution or winding-up of the Company, holders of Class A Common Stock and holders of Class B Common Stock shall be entitled to receive in respect of shares of Class A Common Stock and shares of Class B Common Stock their proportionate interests in the net assets of the Company, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities of the Company). Each share of each class of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of Class A Common Stock shall have one liquidation unit and each share of Class B Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the Market Value of a share of Class B Common Stock on the date the Company first issues shares of Class B Common Stock divided by the average Market Value of a share of Class A Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day before such date. Neither the merger nor consolidation of the Company with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Company, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section 5. If the Company shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, or declare a dividend in shares of either class to holders of such class, the per share liquidation units of either class shall be appropriately adjusted as determined by the Board, so as to avoid dilution (in the aggregate) of the relative liquidation rights of the shares of any class of Common Stock.

     6.   Adjustments to Number of Shares Issuable with Respect to EA's Retained
          ----------------------------------------------------------------------
Interest in EA.com.  The Number of Shares Issuable with Respect to EA's Retained
------------------
Interest in EA.com, as in effect from time to time, shall, automatically without action by the Board or any other person, be: (a) adjusted in proportion to any changes in the number of outstanding shares of Class B Common Stock caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of Class B Common Stock or by dividends or other distributions of shares of Class B Common Stock on shares of Class B Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number); (b) decreased by (i) if the Company issues any shares of Class B Common Stock and the Board attributes that issuance (and the proceeds thereof) to EA, the number of shares of Class B Stock so issued, and (ii) if the Board transfers to EA any cash or other assets of EA.com in connection with a redemption of shares of Class B Common Stock (as required pursuant to clause (ii) of the proviso to the definition of EA) or in return for a decrease in the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of Class B Common Stock as of the date of such transfer; and (c) increased by (i) if the Company repurchases any shares of Class B Common Stock and the Board attributes that repurchase (and the consideration therefor) to EA, the number of shares of Class B Common Stock so repurchased and (ii) if the Board transfers to EA.com any cash or other assets of EA in return for an increase in the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of Class B Common Stock as of the date of such transfer. Neither the Company nor the Board shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to EA's Retained Interest in EA.com to below zero. Subject to the preceding sentence, the Board may attribute the issuance of any shares of Class B Common Stock (and the proceeds therefrom) or the repurchase of Class B Common Stock (and the consideration therefor) to EA or to EA.com, as the Board determines in its sole discretion; provided, however, that the Board must attribute to EA the issuance of any shares of Class B Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of Class A Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to EA.

     7.   Determinations by the Board.  Subject to applicable law, any
          ---------------------------
determinations made by the Board in good faith under this Amended and Restated Certificate of Incorporation or in any certificate of designation filed pursuant hereto, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any class of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof or thereof, shall be final and binding on all stockholders of the Company. A record of all formal determinations of the Board made as contemplated hereby shall be filed with the records of the actions of the Board.

                                  ARTICLE VI

     The stockholders of the Company shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Company shall also have the power to adopt, amend or repeal Bylaws of the Company, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

                                  ARTICLE VII

     Election of Directors need not be by written ballot unless a stockholder demands election by written ballot at a stockholder meeting and before voting begins, or unless the Bylaws of the Company shall so provide.

                                  ARTICLE VIII

     A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions from which the Director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX

     Any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of such holders and may not be taken by consent in writing by such holders, except that until such time as there has been a Qualified Public Offering matters subject solely to a vote of the holders of the Class B Common Stock may be taken by consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Company for any purpose or purposes may be called only by the Chairman of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, and stockholders shall not have any power to call a special meeting.